99.6 Excerpt from the Province of New Brunswick 2015-2016 Budget as presented to the Legislative Assembly

APPENDIX: SUMMARY BUDGET INFORMATION
COMPARATIVE STATEMENT OF SURPLUS OR DEFICIT Thousands $
	Year Ending March 31

	2015	2015	2016
	Estimate	Revised	Estimate

Revenue
Ordinary Account	7,683,344	7,883,186	7,984,551
Capital Account	56,311	54,927	10,705
Special Purpose Account	62,007	65,711	61,342
Special Operating Agencies (net)	38,727	54,866	57,634
Sinking Fund Earnings	195,700	195,700	193,700
Total Revenue	8,036,089	8,254,390	8,307,932

Expense
Ordinary Account	7,900,060	7,936,611	8,007,021
Capital Account	41,926	69,829	82,903
Special Purpose Account	69,656	70,373	74,228
Special Operating Agencies (net)	26,448	41,092	53,372
Amortization of Tangible Capital Assets	389,124	391,837	417,238
Total Expense	8,427,214	8,509,742	8,634,762

Contingency Reserve	0	0	(150,000)

Surplus (Deficit)	(391,125)	(255,352)	(476,830)

COMPARATIVE STATEMENT OF CHANGE IN NET DEBT Thousands $

	Year Ending March 31

	2015	2015	2016
	Estimate	Revised	Estimate

Surplus (Deficit)	(391,125)	(255,352)	(476,830)
Acquisition of Tangible Capital Assets	(528,705)	(513,591)	(525,898)
Amortization of Tangible Capital Assets	389,124	391,837	417,238
(Increase) Decrease in Net Debt	(530,706)	(377,106)	(585,490)

2015-2016 TOTAL REVENUE Thousands $

			Special	Special
	Ordinary	Capital	Purpose	Operating
Department	Account	Account	Account	Agencies	Total

Agriculture, Aquaculture and Fisheries	10,603	0	0	0	10,603
Education and Early
Childhood Development	22,135	0	23,940	0	46,075
Energy and Mines	22,004	0	0	0	22,004
Environment and Local Government	4,514	0	8,751	0	13,265
Finance	6,857,842	0	56	0	6,857,898
Government Services	11	0	10	0	21
Health	35,161	0	1,515	0	36,676
Justice	7,274	0	449	0	7,723
Legislative Assembly	495	0	0	0	495
Natural Resources	96,360	40	3,347	0	99,747
Office of the Attorney General	384	0	200	0	584
Opportunities New Brunswick	11,509	0	0	0	11,509
Other Agencies	530,075	0	0	0	530,075
Post-Secondary Education, Training
and Labour	152,504	0	1,853	4,806	159,163
Public Safety	174,059	0	9,142	0	183,201
Regional Development Corporation	0	0	0	56,114	56,114
Social Development	58,986	50	9,879	0	68,915
Tourism, Heritage and Culture	3,136	0	1,579	4,561	9,276
Transportation and Infrastructure	7,781	10,615	621	88,170	107,187
Sub-Total	7,994,833	10,705	61,342	153,651	8,220,531

Sinking Fund Earnings	0	0	0	0	193,700
Inter-account Transactions	(10,282)	0	0	(96,017)	(106,299)

TOTAL REVENUE	7,984,551	10,705	61,342	57,634	8,307,932

COMPARATIVE STATEMENT OF ESTIMATED GROSS REVENUE BY SOURCE Thousands $
	Year Ending March 31
	2015	2015	2016
	Estimate	Revised	Estimate
Taxes
Personal Income Tax	1,508,000	1,520,000	1,587,000
Corporate Income Tax	251,000	237,900	258,000
Metallic Minerals Tax	0	16,866	0
Provincial Real Property Tax	468,300	453,000	488,100
Harmonized Sales Tax	1,146,500	1,239,800	1,184,200
Gasoline and Motive Fuels Tax	240,000	240,000	268,200
Tobacco Tax	150,700	140,000	135,800
Pari-Mutuel Tax	600	600	600
Insurance Premium Tax	47,205	51,954	53,546
Real Property Transfer Tax	13,000	12,000	12,000
Large Corporation Capital Tax	0	1,300	0
Financial Corporation Capital Tax	27,000	27,000	27,000
Penalties and Interest	13,000	13,000	13,000
Sub-Total: Taxes	3,865,305	3,953,420	4,027,446
Return on Investment	254,044	275,003	295,765
Licenses and Permits	144,168	144,075	148,333
Sale of Goods and Services	291,607	314,436	325,187
Royalties	94,255	92,980	107,230
Lotteries and Gaming Revenues	145,730	141,213	140,300
Fines and Penalties	8,164	8,088	8,165
Miscellaneous	48,940	57,778	61,189
TOTAL: OWN SOURCE REVENUE	4,852,213	4,986,993	5,113,615
Unconditional Grants – Canada
Fiscal Equalization Payments	1,665,950	1,665,950	1,668,900
Canada Health Transfer	682,400	686,700	717,800
Canada Social Transfer	267,500	267,200	273,400
Other	1,866	1,866	1,866
Sub-Total: Unconditional Grants – Canada	2,617,716	2,621,716	2,661,966
Conditional Grants – Canada	213,415	274,477	219,252
TOTAL: GRANTS FROM CANADA	2,831,131	2,896,193	2,881,218
TOTAL: GROSS ORDINARY REVENUE	7,683,344	7,883,186	7,994,833

2015-2016 TOTAL EXPENSE Thousands $

			Special	Special
	Ordinary	Capital	Purpose	Operating
Department	Account	Account	Account	Agencies	Total

Agriculture, Aquaculture and Fisheries	37,495	500	0	0	37,995
Education and Early
Childhood Development	1,118,623	2,395	23,940	0	1,144,958
Energy and Mines	8,617	0	0	0	8,617
Environment and Local Government	139,381	1,000	8,500	0	148,881
Executive Council Office	19,148	0	0	0	19,148
Finance	17,282	0	56	0	17,338
General Government	554,951	0	0	0	554,951
Government Services	53,657	0	15	0	53,672
Health	2,596,039	19,000	2,000	0	2,617,039
Human Resources	3,421	0	0	0	3,421
Justice	42,491	0	449	0	42,940
Legislative Assembly	21,721	0	0	0	21,721
Natural Resources	93,267	1,510	3,302	0	98,079
Office of the Attorney General	17,975	0	200	0	18,175
Office of the Premier	1,616	0	0	0	1,616
Opportunities New Brunswick	50,883	0	0	0	50,883
Other Agencies	259,387	0	0	0	259,387
Post-Secondary Education, Training
and Labour	613,793	2,000	1,936	4,806	622,535
Public Safety	166,262	0	12,525	0	178,787
Regional Development Corporation	65,012	19,168	0	64,721	148,901
Service of the Public Debt	685,000	0	0	0	685,000
Social Development	1,113,693	0	18,000	0	1,131,693
Tourism, Heritage and Culture	52,382	2,564	1,555	4,836	61,337
Transportation and Infrastructure	296,942	548,929	1,750	75,026	922,647
Total Expenditure	8,029,038	597,066	74,228	149,389	8,849,721

Investment in Tangible Capital Assets	(11,735)	(514,163)	0	0	(525,898)
Inter-Account Transactions	(10,282)	0	0	(96,017)	(106,299)
Amortization of Tangible Capital Assets	0	0	0	0	417,238

TOTAL EXPENSE	8,007,021	82,903	74,228	53,372	8,634,762